UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): MAY 28, 2010

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

]

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A
(Former Name or Former Address, if Changed Since Last Report)

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 5.03                      Changes to Committee Charters

Item 8.01                      Other Events

At its quarterly Board of Directors meeting held on May 28, 2010 the Alico Board of Directors amended the Charters of the Compensation Committee and the Nominating and Corporate Goverance Committee.  Amendments to the Compensation Committee Charter pertained to clarifying that Executive Compensation performance measurements shall contain a fixed and variable component and measure of employee development job satisfaction.  Additionally, the Compensation Committee Charter was amended to clarify that the Compensation Committee should conduct an annual review of director compensation compared to other companies of like size in the industry.  Board compensation changes will be approved by the full Board.  Further the Compensation Committee shall promply advise the full Board when engaging independent counsel or other experts or advisors.  The Nominating and Corporate Governacne Charter was likewise amended to require notification of the full Board when engaging independent counsel or other experts or advisors.  The amended Charters are attached to this filing on form 8k as exhibits 99.2a.1 and 99.2a.2.

Item 9.01                       Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

The following exhibits are included with this Report:

Exhibit 99.2a.1    Compensation Committee Charter amended May 28, 2010.
Exhibit 99.2a.2    Nominating and Corporate Governance Committee Charter amended May 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: June 3, 2010	By:	/s/ Patrick W. Murphy
Patrick W. Murphy
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.2a.1    Compensation Committee Charter amended May 28, 2010.
Exhibit 99.2a.2    Nominating and Corporate Governance Committee Charter amended May 28, 2010.